EXHIBIT 10.3

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  Amended and Restated Employment Agreement, dated as of December 1, 1998, by and between NATIONAL HOME HEALTH CARE CORP., with offices at 700 White Plains Road, Scarsdale, New York 10583 (hereinafter called "Company"), and FREDERICK H. FIALKOW (hereinafter called "Employee").

                              W I T N E S S E T H:

                  WHEREAS, Company and Employee desire to enter into this Agreement in order that Employee be employed by Company upon the terms and conditions stated herein.

                  NOW, THEREFORE, in consideration of the mutual covenants, conditions and premises contained herein, the parties hereby agree as follows:

                  1. Employment. Company hereby employs Employee for the period beginning on the date hereof (the "Commencement Date"), and ending four years after the Commencement Date, hereinafter called the "Employment Period"). The Agreement will automatically be renewed for an additional five-year Employment Period unless Company or Employee elects not to renew by providing written notice of such election to the other party within 30 days prior to the end of the initial five-year Employment Period.

                  2. Duties. Subject to the authority of the Board of Directors of the Company, Employee shall be employed as the Company's Chairman of the Board and Chief Executive Officer. It is understood and agreed that Employee shall perform his services principally in the Company's executive offices in Westchester County, New York and in the State of Florida where the Company has certain operations. Employee will perform such other duties and services of a


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senior  executive nature and shall retain such status at the Company as shall be commensurate with his position as the Chairman of the Board and Chief Executive Officer.

                  3. Full Time. Employee agrees that he will devote his full time and attention during regular business hours to the business and affairs of the Company.

                  4. Compensation.

                          A. For all services  performed by Employee for Company
during the Employment Period, Company will pay Employee, in accordance with the normal pay practice of the Company, a salary of $305,000 per annum ("Salary"), increased by a percentage equal to the aggregate percentage increase in the Consumer Price Index since the year in which Employee first was paid such salary amount by the Company. As used in this paragraph 4A, Consumer Price Index shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers prepared by the Bureau of Labor Statistics of the U.S. Department of Labor, or, if that index is not then being published, the most nearly comparable successor index that the parties may agree upon or, if they fail to agree, an index designated by Company's independent certified public accountants. If a successor index is used, Company's independent certified public accountants shall make such adjustments to the index as may be appropriate to carry out the intention of this paragraph and the accountants' determination shall be final and binding on the parties.

                          B. As additional compensation,  Employee shall receive
5% of the Company's Pre-Tax Income which, in each fiscal year during the Employment Period, exceeds $3,000,000. No additional compensation shall be paid for any fiscal year in which Pre-Tax Income is less than $3,000,000.
Notwithstanding anything else contained in this paragraph 4(B), the maximum amount payable to Employee under this paragraph 4(B) for any fiscal year shall be

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$150,000.

                          C. The additional  compensation to be paid pursuant to
paragraph 4(B) shall be payable immediately following the availability of the financial statements relating to the applicable fiscal year of Company, but in no event later than 120 days after the end of such fiscal year.

                          D. The Employee  shall also be entitled to participate
in the health, retirement, profit sharing, insurance or similar benefits which the Company provides to any of its other senior executive employees. The Company will use its best commercially reasonable efforts to cause its benefits package for senior executive officers to be commensurate with benefits pack ages provided for senior executive officers by other similarly situated public companies in the health care business. In addition, the Employee and his spouse shall also be entitled to long-term care insurance coverage under policies at least as beneficial to the Employee and his spouse as the policies to such effect currently in place as underwritten by Travelers Insurance, the premiums for which shall be paid by the Company.

                          E.  For  the  purposes  of  this  Agreement,  "Pre-Tax
Income" shall mean for each fiscal year the net income of Company and its consolidated subsidiaries for such fiscal year before any charges for federal, state or other taxes relating to income, determined in accordance with generally accepted accounting principles.

                  5. Reimbursement of Expenses. Company recognizes that Employee, in performing Employee's duties under this Agreement, may be required to spend sums of money in connection with those duties for the benefit of Company and accordingly will reimburse Employee $15,000 annually, for such expenses beginning on the first day of the Employment


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Period payable weekly.  In the event Employee incurs expenses in the performance of Employee's duties on behalf of Company in excess of $15,000 in any year of the Employment Period, Employee may present to Company an itemized voucher for such expenses paid or incurred by Employee, and on presentation of that itemized voucher Company will reimburse Employee or pay the expense incurred for all such reasonable expenses, including, but not limited to, travel, meals, lodging, entertainment and cash promotion. Company will provide to Employee every two years the use for business purposes of an automobile, purchased or leased by Company (or, at Employee's option, a cash allowance equal to the amount paid by Employee to purchase or lease such an automobile), selected by Employee and having a cost to Company of up to $40,000 per each two year period (in the case of a purchase) or $1,000 per month (in the case of a lease), each of which amount is subject to a cumulative annual percentage increase equal to the percentage increase in the Consumer Price Index (as such term is used in Paragraph 4A), with all expenses of operation, such as insurance, gas, oil and repair paid for by Company. Company will also provide to Employee the use for business purposes of a telephone in each of his residences and in each of his automobiles.

                  6. Vacation. Employee shall be entitled to reasonable vacation during the Employment Period but in no event less than six (6) weeks vacation each year.

                  7. Disability. In the event that Employee shall be unable to perform, because of illness or incapacity, physical or mental, all the duties and services to be performed by him hereunder for a consecutive period of twelve
(12) months, the Company may terminate this Agreement after the expiration of such period ("Disability Period"). Employee shall be entitled to receive the compensation provided by paragraph 4(A) up to the end of the Disability Period


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(less payments from any disability  insurance proceeds received by Employee with respect to the Disability Period). Disability under this Paragraph shall be determined by a physician who shall be selected by Employee and reasonably approved by the Company. Such approval shall not be unreasonably withheld or delayed, and a physician shall be deemed to be approved unless he or she is disapproved in writing by the Company within ten (10) days after his or her name is submitted. Company will pay the premiums for a disability insurance policy which will provide Employee with disability payments after termination of the Disability Period equal to one-half of Employee's Salary during the period of disability or until Employee becomes 70 years old, whichever is sooner.

                  8. Death; Life Insurance. This Agreement shall terminate upon the death of Employee. Company shall at its expense use all reasonable efforts to purchase and maintain on behalf of Employee during the Employment Period a life insurance policy on the life of Employee, payable to such beneficiaries as Employee may from time to time designate, in an amount equal to three times Employee's annual Salary.

                  9.       Termination.

                          A.  Company may  discharge  Employee  for cause at any
time. Cause for discharge will exist when (i) Employee materially breaches this Agreement and such breach is not cured within 30 days following written notice by Company to Employee of such breach, or (ii) Employee is convicted of any act or course of action involving moral turpitude which materially adversely affects the reputation of Company. If, during the Employment Period, Employee is discharged for cause, Company, without any limitation on any remedies it may have at law or equity, is without liability for Salary or any other liability to Employee after the date of such


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discharge.


                          B. Employee may terminate  this  Agreement  during the
term hereof without liability at any time upon at least one year prior written notice to Company.

                          C. In the event that as of the date of the termination
of this Agreement following a full five-year Employment Period, this Agreement has not been renewed or Employee and Company have not entered into a mutually agreeable successor employment agreement, then Company shall pay Employee on the date of such termination a lump-sum amount equal to Employee's annual Salary as of such date.

                  10. Disclosure of Confidential Information. "Confidential Information" means all information known by Employee, because of employment by Company, about Company's present or prospective products, processes, services or activities. Confidential Information does not include information generally known, other than through breach of a confidentiality agreement with Company, in the industries in which Company engages or may engage. Employee will never, during or after the Employment Period, directly or indirectly use any Confidential Information except in the performance of Employee's duties for Company, or in the performance of Employee's duties and to other persons as directed by Company. Employee will use reasonable efforts to prevent unauthorized use or disclosure of Confidential Information. Upon termination of employment with Company, Employee will deliver to Company all writings relating to or containing Confidential Information, including, without limitation, notes, memoranda, letters, drawings, diagrams, and printouts and also including any tapes, discs or other forms or recorded information. If Employee violates any provision of this paragraph during, or after the Employment Period, Company specifically reserves the right, in appropriate circumstances, to


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seek full  indemnification  from  Employee  should  Company  suffer any monetary damages or incur any legal liability to any person as a result of the disclosure or use of Confidential Information by Employee in violation of this paragraph.

                  11. Restrictive Covenants. Upon termination of the Employment Period, Employee will not for a period of one year following the date of termination of the Employment Period directly or indirectly engage in or participate in the management or ownership of any business or activity in the New York City metropolitan area, including suburban and other counties of New York, New Jersey and Connecticut generally considered a part of such area, the State of Florida or in any other state in which Company is registered to do business as of the date of termination of the Employment Period, which directly or indirectly competes with the business conducted by Company. Employee recognizes and hereby acknowledges that the restrictions imposed upon Employee in this paragraph are reasonable and are necessary for the protection of the business of Company.

                  12. Ownership of Inventions, Discoveries and Improvements. Employee shall promptly disclose in writing to the Board of Directors of Company all inventions, discoveries, and improvements conceived, devised, created, or developed by Employee in connection with his employment (collectively, "Invention"), and Employee shall transfer and assign to Company all right, title and interest in and to such Invention, including any and all domestic and foreign patent rights, domestic and foreign copyright rights therein, and any renewal thereof. Such disclosure is to be made promptly after the conception of each Invention, and each Invention is to become and remain the property of Company, whether or not patent or copyright applications are filed thereon by Company. On request of Company Employee shall execute from time to time during

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or after the  termination  of  employment  such further  instruments  including, without limitation, applications for patents and copyrights and assignments thereof as may be deemed necessary or desirable by Company to effectuate the provisions of this paragraph 12.

                  13. Construction. If the provisions of paragraph 10 should be deemed unenforceable, invalid, or overbroad in whole or in part for any reason, then any court of competent jurisdiction or any arbitrator appointed in accordance with paragraph 14 is hereby authorized, requested, and instructed to reform such paragraph to provide for the maximum competitive restraints upon your activities (in time, product, geographic area and customer solicitation) which may then be legal and valid.

                  14. Remedies, Damages and Jurisdiction.

                          A. Employee agrees that violation of paragraphs 10, 11
or 12 would cause irreparable injury to Company for which the remedy at law would be inadequate, and that Company shall be entitled in any court of law or equity or in any arbitration proceeding in accordance with this paragraph 14, whichever forum is designated by Company, to preliminary, permanent and other injunctive relief against any breach of the provisions contained in paragraphs 10, 11 or 12, and such punitive and compensatory damages as shall be awarded. Further, in the event of a violation of the provisions of paragraph 11, the period of noncompetition referred to therein shall be extended but not decreased for a period of time equal to the period that the violation occurred.

                          B. Except as  otherwise  provided in  paragraph 13 and
14A relating to the reformation of the restrictive covenants and obtaining equitable relief, any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by

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arbitration by one arbitrator in New York, New York, in accordance with the rule of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof.


                          C. Each of Company and Employee hereby consents to the
jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District court for the Southern District of New York for all purposes in connection with said arbitration or for obtaining the relief referred to in paragraphs 10, 11 or 12, and further consents that any process or notice of motion therewith may be served by certified or registered mail or personal services, within or without the State of New York, provided a reasonable time for appearance is allowed.

                  15. Severability. If any of the provisions of this Agreement is held to be invalid, illegal, or unenforceable, that determination will not affect the enforceability of any other provisions of this Agreement, and the remaining provisions of this Agreement will be valid and enforceable according to their terms.
                  16.  Binding Effect.

                          A. This Agreement constitutes the entire understanding
of the parties, may be modified only in writing, is governed by the laws of New York, and will be binding and inure to the benefit of Employee and Employee's personal representatives and Company and Company's successors and permitted assigns.

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                          B.  In  furtherance  and  not  in  limitation  of  the
foregoing, this Agreement supersedes any and all prior employment agreements, including the employment agreements dated as of April 30, 1993 and November 1, 1997 by and between Company and Employee and such prior agreements hereby are terminated and is no longer binding on either party.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above mentioned.
                                            EMPLOYEE:

                                              /s/    Frederick H. Fialkow
                                              ----------------------------------
                                                     Frederick H. Fialkow


                                            COMPANY:

                                            NATIONAL HOME HEALTH CARE CORP.


                                            By   /s/ Robert P. Heller
                                                 -------------------------------
                                                     Robert P. Heller


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